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                                                                   EXHIBIT 23(2)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894, No.
33-63832, No. 33-55341 and No. 33-60499) of McDermott International, Inc. and the Registration Statement (Form S-3 No. 33-54940) of McDermott Incorporated and in the related Prospectuses of our report dated April 28, 1995 with respect to the combined financial statements of McDermott - ETPM West, Inc. (not presented seperately herein) included in this Annual Report (Form 10-K/A-1) for the year ended March 31, 1995.



                                                               ERNST & YOUNG LLP


New Orleans, Louisiana
June 23, 1995